This ProForma is presented for the fiscal year 2001, and is presented as if the sale of the restaurant occurred as of the beginning of the year. This restaurant comprised almost all of the Company's operating activities in the year 2001.

                            Health Express USA, Inc.
                 Pro forma Consolidated Balance Sheet - 12-30-01

                               As Reported      Less: Sale of
                               December 30,    Commercial Blvd.     Pro forma
                                  2001           Restaurant        as adjusted
                               -------------------------------------------------
Assets
------

Total Current Assets              239,069           (26,735)          212,334

Property and Equipment, net       331,735          (224,014)          107,721

Deposits                           62,510                --            62,510
                                                 ----------        ----------


Total Assets                      633,314          (250,749)          382,565
                               ==========        ==========        ==========


Liabilities and
  Stockholders' Equity
----------------------


Current Liabilities                76,833           (19,635)           57,198

Long-term portion -
  capital lease obligation          5,694            (5,694)               --

Stockholders' Equity              550,787          (225,420)          325,367
                               ----------        ----------        ----------

Total Liabilities and
  Stockholders' Equity            633,314          (250,749)          382,565
                               ==========        ==========        ==========

                 ProForma Consolidated Statements of Operations
                      For the year ended December 30, 2001

                               As Reported      Less: Sale of
                               December 30,    Commercial Blvd.     Pro forma
                                  2001           Restaurant        as adjusted
                               -------------------------------------------------

Revenues, net                     208,205          (208,205)               --

Expenses                        1,583,981        (1,478,825)          105,156
                               ----------        ----------        ----------


Net loss                       (1,375,776)        1,270,620          (105,156)
                               ==========        ==========        ==========



EPS - as reported, and
    proforma                      $ (0.17)                            $ (0.01)
                               ==========                          ==========

Weighted average shares         7,883,566                           7,883,566
                               ==========                          ==========